As filed with the Securities and Exchange Commission on June 13, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SYNPLICITY, INC.

(Exact name of Registrant as specified in its charter)

California		77-0368779
(State or other jurisdiction of incorporation or organization)	600 West California Avenue Sunnyvale, CA 94086 (408) 215-6000	(I.R.S. Employer Identification Number)
(Address, including zip code, of Registrant’s principal executive offices)

2000 Stock Option Plan

2000 Director Option Plan

2000 Employee Stock Purchase Plan

(Full title of the plan)

DOUGLAS S. MILLER

Vice President of Finance and Chief Financial Officer

600 West California Avenue

Sunnyvale, CA 94086

(408) 215-6000

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

ROBERT P. LATTA, ESQ.

JENNY C. YEH, ESQ.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, no par value: To be issued under the 2000 Stock Option Plan (1)	3,277,325 shares	$4.705	(2)	$15,419,814.12	$1,247.46

Common Stock, no par value: To be issued under the 2000 Director Option Plan (1)	188,327 shares	$4.705	(2)	$886,078.54	$71.68

Common Stock, no par value: To be issued under the 2000 Employee Stock Purchase Plan (1)	1,814,263 shares	$3.999	(3)	$7,255,237.74	$586.95

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2000 Stock Option Plan, 2000 Director Option Plan and 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Common Stock of the Company as reported on the Nasdaq National Market on June 11, 2003.
(3)	The exercise price of $3.999 per share, computed in accordance with Rule 457(h), is 85% of the average of the high and low prices of the Common Stock of the Company as reported on the Nasdaq National Market on June 11, 2003. Pursuant to the 2000 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the start date of the offering period or at the end of the purchase period.

The contents of the Registrant’s Registration Statement on Form S-8 (No. 333-47834) filed with the Securities and Exchange Commission on October 12, 2000 is incorporated herein by reference.

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Documents

4.2*	Synplicity, Inc. 2000 Stock Option Plan

4.2.1*	Form of Option Agreement under 2000 Stock Option Plan

4.2.2	Form of Option Agreement under 2000 Stock Option Plan for UK Employees

4.2.3	Form of Option Agreement under 2000 Stock Option Plan for French Employees

4.2.4	Appendix A to 2000 Stock Option Plan – Rules for French Option Grants

4.3*	Synplicity, Inc. 2000 Employee Stock Purchase Plan

4.3.1*	Form of Subscription Agreement under 2000 Employee Stock Purchase Plan

4.4	Synplicity, Inc. 2000 Director Option Plan

4.4.1*	Form of Option Agreement under 2000 Director Option Plan

5.1	Opinion of counsel as to legality of securities being registered

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young, LLP, Independent Auditors

24.1	Power of Attorney (see page II-4)

*	Incorporated by reference to the Exhibits filed with Synplicity, Inc.’s Registration Statement on Form S-1 (Registration No. 333-42146) as declared effective by the Securities and Exchange Commission on October 12, 2000.

Item 9. Undertakings

(a) Rule 415 offering. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 13th day of June, 2003.

SYNPLICITY, INC.

By:	/s/ Douglas S. Miller
Douglas S. Miller Vice President of Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bernard Aronson and Douglas S. Miller, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bernard Aronson Bernard Aronson	President, Chief Executive Officer and Director (Principal Executive Officer)	June 13, 2003

/s/ Douglas S. Miller Douglas S. Miller	Vice President of Finance and Chief Financial Officer (Principal Accounting Officer)	June 13, 2003

/s/ Kenneth S. McElvain Kenneth S. McElvain	Director	June 13, 2003

/s/ Alisa Yaffa Alisa Yaffa	Chairman	June 13, 2003

/s/ Prabhu Goel Prabhu Goel	Director	June 13, 2003

/s/ Scott J. Stallard Scott J. Stallard	Director	June 13, 2003

/s/ Dennis Segers Dennis Segers	Director	June 13, 2003

/s/ Thomas Weatherford Thomas Weatherford	Director	June 13, 2003

SYNPLICITY, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Documents

4.2*	Synplicity, Inc. 2000 Stock Option Plan

4.2.1*	Form of Option Agreement under 2000 Stock Option Plan

4.2.2	Form of Option Agreement under 2000 Stock Option Plan for UK Employees

4.2.3	Form of Option Agreement under 2000 Stock Option Plan for French Employees

4.2.4	Appendix A to 2000 Stock Option Plan – Rules for French Option Grants

4.3*	Synplicity, Inc. 2000 Employee Stock Purchase Plan

4.3.1*	Form of Subscription Agreement under 2000 Employee Stock Purchase Plan

4.4	Synplicity, Inc. 2000 Director Option Plan

4.4.1*	Form of Option Agreement under 2000 Director Option Plan

5.1	Opinion of counsel as to legality of securities being registered

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young, LLP, Independent Auditors

24.1	Power of Attorney (see page II-4)

*	Incorporated by reference to the Exhibits filed with Synplicity, Inc.’s Registration Statement on Form S-1 (Registration No. 333-42146) as declared effective by the Securities and Exchange Commission on October 12, 2000.